UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2014

ECOLOGY COATINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8605 Santa Monica Boulevard

Los Angeles, CA 90069

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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(310) 598-7872

(Former Name or Former Address, if Changed Since Last Report.)

24663 Mound Road

Warren, MI 28091

___________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On September 25, 2014, the Registrant entered into an Asset Purchase Agreement with Seene, LLC, a California limited liability company (the “Seller”), pursuant to which the Registrant acquire all the assets of the Seller (the “Agreement”). The assets acquired include, among other things, the rights to the “MeTu’” brand of women’s clothing and accessories, the existing inventory of the Seller, and the Seller’s various e-commerce websites, including http://www.metuboutique.com. The Registrant acquired the assets of the Seller for the sum of Ten Thousand and 00/100 Dollars ($10,000/00), payable in Three Thousand and 00/100 Dollars ($3,000/00) immediately in cash and a note payable in the amount of Seven Thousand and 00/100 Dollars ($7,000/00).

Item 1.03 – Bankruptcy or Receivership

As further discussed in item 5.01 of this Current Report, on September 19, 2014, the Honorable Walter Shapero, of the United States Bankruptcy Court for the Eastern District of Michigan, entered an Order in the cause styled as In Re Ecology Coatings, Inc., Case No. 13-5990, approving the sale of the corporate shell of the Registrant to co-buyers, Mrs. Shulamit Lazar and Innovation Consulting, Inc. (together, the “Purchaser”) (the “Order”). As a result of the Order, the Registrant is no longer an asset of the bankruptcy estate in case no. 13-5990, and has emerged from bankruptcy.

Section 2 – Financial Information

Item 2.01 – Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the Asset Purchase Agreement contained or incorporated in Item 1.01 is incorporated by reference in this Item 2.01

Item 2.03 – Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

To the extent required by Item 2.03 of Form 8-K, the information relating to the consummation of the Asset Purchase Agreement contained or incorporated in Item 1.01 is incorporated by reference in this Item 2.03

Section 5 -- Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On September 19, 2014, the Honorable Walter Shapero, of the United States Bankruptcy Court for the Eastern District of Michigan, entered an Order in the cause styled as In Re Ecology Coatings, Inc., Case No. 13-5990, approving the sale of the corporate shell of the Registrant to co-buyers, Mrs. Shulamit Lazar and Innovation Consulting, Inc. (together, the “Purchaser”) (the “Order”). On August 20, 2014, the Purchaser and Ms. Wendy Lewis Turner, trustee for the bankruptcy estate of the Registrant, entered into a Contract for the Sale and Purchase of the Corporate Shell of Ecology Coatings, Inc.

The Order, in relevant part, provides that:

A.	The existing Board of Directors of the Registrant are terminated; Purchasers are entitled to elect a new Board of Directors immediately;

B.	The existing officers of the Registrant are terminated;

C.	All common share conversion rights, including warrants, options and convertible bonds are terminated;

D.	The Purchaser is authorized to retain a new stock transfer agent;

E.	The Purchaser is permitted to issue up to 60,000,000 shares of common stock of the Registrant to the Purchaser;

F.	The Purchaser is permitted to implement a reverse stock split of the issued and outstanding common stock of the Registrant if it deems advisable;

G.	The Trustee of the bankruptcy estate of In Re Ecology Coatings, Inc. shall deliver to Purchaser any and all books and records in her possession; and

H.	The Purchaser is permitted to amend the articles of incorporation of the Registrant to conform to the terms set forth in the Asset Purchase Agreement.

The Order further made specific findings of fact consistent with 11 U.S.C. § 363, including, without limitation, that: (a) the sale of the corporate shell of the Registrant was made free and clear of any all public and private liens, interests, judgments, obligations and encumbrances; and (b) that the Purchaser is a good faith purchaser entitled to the protections of 11 U.S.C. §363(m)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2014, pursuant to the terms of the Order, the existing Board of Directors of the Registrant and any remaining officers of the Registrant were terminated. Subsequently, Mrs. Shulamit Lazar was named the Registrants sole Director. In addition, Mrs. Lazar was named the Registrant’s Chief Executive Officer, President and Secretary.

Section 8 – Other Events

Item 8.01 Other Events – Change in Registrant’s Transfer Agent and Registrar

On October 1, 2014 we sent notice of termination of our agreement with Colonial Stock Transfer, of Salt Lake City, Utah, removing them as our transfer agent and registrar.

On October 1, 2014, we appointed Olde Monmouth Stock Transfer, 200 Memorial Pkwy, Atlantic Highlands, New Jersey, 07716 as our transfer agent and registrar.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

2.1 Contract for Purchase and Sale of Corporate Shell of Ecology Coatings, Inc. dated 8/20/14

2.2 Order Approving the Sale of the Corporate Shell of Ecology Coatings, Inc. dated 9/19/14

4.1 Promissory Note of the Registrant Made in Favor of Seene, LLC dated 9/25/14

10.1 Asset Purchase Agreement between Ecology Coatings, Inc and Seene, LLC dated 9/25/14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  October 24, 2014 By:  /s/ Shulamit Lazar

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Shulamit Lazar